UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 29, 2007
La Jolla Pharmaceutical Company

(Exact name of registrant as specified in its charter)

Delaware	0-24274	33-0361285

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6455 Nancy Ridge Drive, San Diego, California	92121

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 452-6600
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On March 29, 2007, La Jolla Pharmaceutical Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Needham & Company, LLC and A.G. Edwards & Sons, Inc., as representatives of the underwriters (collectively, the “Underwriters”), relating to the public offering, issuance and sale of 5,800,000 shares of the Company’s common stock, $0.01 par value per share. The price to the public is $6.00 per share, and the Underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a per share purchase price of $5.88 for shares sold to certain existing stockholders of the Company that had participated in a previous private placement and $5.64 for shares sold to all other purchasers. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days after the offering, to purchase up to an additional 870,000 shares of common stock. The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-101499) previously filed with, and declared effective by, the Securities and Exchange Commission. The Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference. This description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.
Item 8.01. Other Events.
     On March 29, 2007, the Company issued a press release announcing the pricing of the Company’s public offering. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is filed with this report on Form 8-K:

Exhibit
Number	Description of Exhibit
1.1	Underwriting Agreement, dated March 29, 2007

99.1	Press Release, dated March 29, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Jolla Pharmaceutical Company

Date: March 29, 2007	By:	/s/ Gail A. Sloan
Gail A. Sloan
Vice President of Finance and Secretary

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
1.1	Underwriting Agreement, dated March 29, 2007

99.1	Press Release, dated March 29, 2007